Exhibit 99.1

Travel + Leisure Co. Reports Fourth Quarter and Full-Year 2025 Results and Provides 2026 Outlook

ORLANDO, Fla. (February 18, 2026) — Travel + Leisure Co. (NYSE:TNL), a leading leisure travel company, today reported fourth quarter and full-year 2025 financial results for the period ended December 31, 2025.

Fourth quarter 2025 highlights:
•Net revenue of $1.03 billion. Gross VOI sales of $638 million, up 8% year-over-year, including 5% Tour growth and 2% Volume per guest (VPG) growth (1)
•Net loss of $61 million (diluted loss per share of $0.95), inclusive of $210 million in inventory write-downs and impairments related to the Resort Optimization Initiative
•Adjusted EBITDA of $272 million and Adjusted diluted EPS of $1.83 (1)
Full-year 2025 highlights:
•Net revenue of $4.02 billion. Gross VOI sales of $2.49 billion, up 8% year-over-year, including 6% VPG growth and 3% Tour growth (1)
•Net income of $230 million (diluted EPS of $3.44), inclusive of $216 million in inventory write-downs and impairments related to the Resort Optimization Initiative
•Adjusted EBITDA of $990 million and Adjusted diluted EPS of $6.34(1)
•Net cash provided by operating activities of $640 million and Adjusted free cash flow of $516 million (1)
Outlook:
•Full Year 2026 Adjusted EBITDA expected to range from $1,030 million to $1,055 million, including the positive net impact of the Resort Optimization Initiative
•The Company will recommend increasing first quarter 2026 dividend to $0.60 per share for approval by the Board of Directors
•The Company’s Board of Directors approved a new $750 million share repurchase authorization

President and Chief Executive Officer Michael D. Brown commented, “Travel + Leisure Co.’s 2025 results demonstrate the consistency and resilience of our performance, led by sustained momentum in our core Vacation Ownership business. We exceeded our full-year outlook, delivering solid revenue growth, margin expansion and meaningful returns for our shareholders. As we begin 2026, leisure travel demand remains strong, reinforcing our confidence in the durability of our business."

“With strong demand as the backdrop, we are hyper-focused on disciplined execution while continuing to evolve our business model to drive sustained, profitable long-term growth. As we scale our newest brands and advance our Resort Optimization Initiative, we expect to strengthen our portfolio, enhance the owner experience, and deliver improved financial performance."
(1) This press release includes Adjusted EBITDA, Adjusted diluted EPS, Adjusted free cash flow, Gross VOI sales and Adjusted net income, which are measures that are not calculated in accordance with Generally Accepted Accounting Principles in the U.S. (“GAAP”). See "Presentation of Financial Information" and the tables for the definitions and reconciliations of these non-GAAP measures. Forward-looking non-GAAP measures are presented in this press release only on a non-GAAP basis because not all of the information necessary for a quantitative reconciliation is available without unreasonable effort.

Business Segment Results
The results of operations during the fourth quarter and full-year of 2025 and 2024.

Vacation Ownership

$ in millions	Q4 2025	Q4 2024	% change	FY 2025	FY 2024	% change
Revenue	$875	$813	8%	$3,361	$3,171	6%
Adjusted EBITDA	$252	$222	14%	$861	$764	13%

Vacation Ownership revenue increased 8% to $875 million in the fourth quarter of 2025 compared to the same period in the prior year. Net vacation ownership interest (VOI) sales increased 9% year over year due to an 8% increase in Gross VOI sales and a lower provision rate. Gross VOI sales increased driven by a 5% increase in tours and a 2% increase in VPG.

Fourth quarter Adjusted EBITDA was $252 million compared to $222 million in the prior year period, primarily driven by revenue growth and disciplined cost management.

Travel and Membership

$ in millions	Q4 2025	Q4 2024	% change	FY 2025	FY 2024	% change
Revenue	$148	$157	(6)%	$662	$695	(5)%
Adjusted EBITDA	$47	$52	(10)%	$228	$251	(9)%

Travel and Membership revenue decreased 6% to $148 million in the fourth quarter of 2025 compared to the same period in the prior year. This was driven by a 7% decrease in transaction revenue, reflecting a 9% decrease in revenue per transaction, partially offset by a 3% increase in transactions.

Fourth quarter Adjusted EBITDA decreased 10% to $47 million, compared to the same prior year period. This decrease was driven by a higher mix of travel club transactions, which generate lower margins, partially offset by lower operating costs.

Balance Sheet and Liquidity
Net Debt — As of December 31, 2025, the Company's leverage ratio for covenant purposes was under 3.1x. The Company had $3.47 billion of corporate debt outstanding as of December 31, 2025, which excluded $2.12 billion of non-recourse debt related to its securitized notes receivables portfolio. Additionally, the Company had cash and cash equivalents of $253 million. At the end of the fourth quarter, the Company had $1.15 billion of liquidity in cash and cash equivalents and revolving credit facility availability.

The Company amended the credit agreement governing its revolving credit and Term Loan B facilities on December 10, 2025. This amendment refinanced $869 million of outstanding borrowings under the Term Loan B Facility. The repricing reduces the applicable interest rate on the Term Loan B Facility by 50 basis points from Term SOFR plus 2.50% to Term SOFR plus 2.00%. The Term Loan B Facility maturity date remains December 14, 2029.

Timeshare Receivables Financing — The Company closed on a $300 million term securitization on October 15, 2025 with a weighted average coupon of 4.78% and a 98.0% advance rate.

Cash Flow — For the full-year 2025, net cash provided by operating activities was $640 million compared to $464 million in the prior year. Adjusted free cash flow was $516 million in 2025 compared to $446 million in the prior year. The increase in Adjusted free cash flow was driven by cash generated from VOI sales, partially offset by higher capital expenditures and lower net proceeds on non-recourse debt.

Share Repurchases — During the fourth quarter of 2025, the Company repurchased 1.4 million shares of common stock for $90 million at an average price of $64.37 per share. For the full-year 2025, the Company repurchased 5.4 million shares of common stock for $300 million at an average price of $55.52 per share. As of December 31, 2025, the Company had $165 million remaining in its share repurchase authorization. During the current period, the Company’s Board of Directors approved a new $750 million authorization.

Dividend — The Company paid $35 million ($0.56 per share) in cash dividends on December 31, 2025 to shareholders of record as of December 12, 2025. For the full-year 2025, Travel + Leisure Co. paid an aggregate $149 million in dividends to shareholders. Management will recommend a first quarter dividend of $0.60 per share for approval by the Company's Board of Directors in March 2026.

Resort Optimization Initiative - In order to promote the long-term strength of our vacation ownership resorts, we undertook a strategic review during 2025 with the intent of optimizing the overall quality of our resort portfolio, aligning with evolving owner preferences, preserving the affordability of maintenance fees, and mitigating the need for costly special assessments in the future. This review identified 17 resorts requiring significant owner reinvestment, or that are in markets that no longer align with owner demand. This plan is expected to result in meaningful annual savings attributable to the maintenance fees we incur on unsold VOIs. Such savings would be partially offset by the loss of, or reduction in, VOI sales and property management fees earned at the impacted resorts resulting in a positive net impact to Adjusted EBITDA beginning in 2026. In connection with these actions, the Company incurred $210 million and $216 million of inventory write-downs and impairments during the three and twelve months ended December 31, 2025.

Outlook
The Company is providing guidance for the 2026 full year:

•Adjusted EBITDA to range from $1,030 million to $1,055 million

•Gross VOI sales of $2.5 billion to $2.6 billion

•VPG of $3,175 to $3,275

The Company is providing guidance for the first quarter 2026:

•Adjusted EBITDA to range from $210 million to $220 million

•Gross VOI sales of $520 million to $540 million

•VPG of $3,200 to $3,250

This guidance is presented only on a non-GAAP basis because not all of the information necessary for a quantitative reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measure is available without unreasonable effort, primarily due to uncertainties relating to the occurrence or amount of these adjustments that may arise in the future. Where one or more of the currently unavailable items is applicable, some items could be material, individually or in the aggregate, to GAAP reported results.

Conference Call Information
Travel + Leisure Co. will hold a conference call with investors to discuss the Company’s results and outlook today at 8:30 a.m. ET. Participants may listen to a simultaneous webcast of the conference call, which may be accessed through the Company's website at travelandleisureco.com/investors, or by dialing 877-733-4794 ten minutes before the scheduled start time. For those unable to listen to the live broadcast, an archive of the webcast will be available on the Company's website for 90 days beginning at 12:00 p.m. ET today.

Presentation of Financial Information
Financial information discussed in this press release includes non-GAAP measures such as Adjusted EBITDA, Adjusted diluted EPS, Adjusted free cash flow, gross VOI sales and Adjusted net income, which include or exclude certain items, as well as non-GAAP guidance. The Company utilizes non-GAAP measures, defined in Table 8, on a regular basis to assess performance of its reportable segments and allocate resources. These non-GAAP measures differ from reported GAAP results and are intended to illustrate what management believes are relevant period-over-period comparisons and are helpful to investors when considered with GAAP measures as an additional tool for further understanding and assessing the Company’s ongoing operating performance by adjusting for items which in our view do not necessarily reflect ongoing performance. Management also internally uses these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. Exclusion of items in the Company’s non-GAAP presentation should not be considered an inference that these items are unusual, infrequent or non-recurring. Full reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures for the reported periods appear in the financial tables section of the press release.

The Company may use its website as a means of disclosing information concerning its operations, results and prospects, including information which may constitute material nonpublic information, and for complying with its disclosure obligations under SEC Regulation FD. Disclosure of such information will be included on the Company’s website in the Investor Relations section at travelandleisureco.com/investors. Accordingly, investors should monitor that Investor Relations section of the Company website, in addition to accessing its press releases, its submissions and filings with the SEC, and its publicly noticed conference calls and webcasts.

About Travel + Leisure Co.
Travel + Leisure Co. (NYSE: TNL) is a leading leisure travel company, providing more than six million vacations to travelers around the world every year. The Company operates a diverse portfolio of vacation ownership, travel club, and lifestyle travel brands designed to meet the needs of the modern leisure traveler, whether they’re traversing the globe or enjoying destinations closer to home. This includes experiential brands such as Sports Illustrated Resorts, Eddie Bauer Adventure Club, Margaritaville Vacation Club, and Accor Vacation Club, as well as cornerstone brands Club Wyndham, WorldMark, and RCI. With hospitality and responsible tourism at its heart, the Company’s more than 19,000 dedicated associates worldwide help fulfill its mission to put the world on vacation. Learn more at travelandleisureco.com.

Forward-Looking Statements
This press release includes “forward-looking statements” as that term is defined by the Securities and Exchange Commission (“SEC”). Forward-looking statements are any statements other than statements of historical fact, including statements regarding our expectations, beliefs, hopes, intentions or strategies regarding the future. In some cases, forward-looking statements can be identified by the use of words such as “may,” “will,” “expects,” “should,” “believes,” "outlook," "guidance," “plans,” “anticipates,” “estimates,” “predicts,” “potential,” “continue,” “future” or other words of similar meaning. Forward-looking statements are subject to risks and uncertainties that could cause actual results of Travel + Leisure Co. and its subsidiaries (“Travel + Leisure Co.” or “we”) to differ materially from those discussed in, or implied by, the forward-looking statements. Factors that might cause such a difference include, but are not limited to, risks associated with: the acquisition of the Travel + Leisure brand and the future prospects and plans for Travel + Leisure Co., including our ability to execute our strategies to grow our cornerstone timeshare and exchange businesses and expand into the broader leisure travel industry through travel clubs; our ability to compete in the highly competitive timeshare and leisure travel industries; uncertainties related to acquisitions, dispositions and other strategic transactions; the health of the travel industry and declines or disruptions caused by adverse economic conditions (including inflation, higher interest rates, and recessionary pressures), terrorism or acts of violence, political strife, war (including hostilities in Ukraine and the Middle East), pandemics, and severe weather events and other natural disasters; adverse changes in consumer travel and vacation patterns, consumer preferences and demand for our products; increased or unanticipated operating costs and other inherent business risks; our ability to comply with financial and restrictive covenants under our indebtedness; our ability to access capital and insurance markets on reasonable terms, at a reasonable cost or at all; maintaining the integrity of internal or customer data and protecting our systems from cyber-attacks; the timing and amount of future dividends and share repurchases, if any; and those other factors disclosed as risks under “Risk Factors” in documents we have filed with the SEC, including in Part I, Item 1A of our Annual Report on Form 10-K most recently filed with the SEC. We caution readers that any such statements are based on currently available operational, financial and competitive information, and they should not place undue reliance on these forward-looking statements, which reflect management’s opinion only as of the date on which they were made. Except as required by law, we undertake no obligation to review or update these forward-looking statements to reflect events or circumstances as they occur.

Contacts

Investors:
Investor Relations
IR@travelandleisure.com

Media:
Public Relations
Media@travelandleisure.com

Travel + Leisure Co.
Table of Contents

Table Number
1.Consolidated Statements of Income (Unaudited)
2.Consolidated Balance Sheets
3.Consolidated Statements of Cash Flows
4.Summary Data Sheet
5.Non-GAAP Measure: Reconciliation of Net Income to Adjusted Net Income to Adjusted EBITDA
6.Non-GAAP Measure: Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow
7.Non-GAAP Measure: Reconciliation of Adjusted ROIC
8.Definitions

Table 1

Travel + Leisure Co.
Consolidated Statements of Income (Unaudited)
(in millions, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net revenues
Net VOI sales	$495	$456	$1,847	$1,721
Service and membership fees	385	375	1,615	1,607
Consumer financing	116	115	454	450
Other	30	25	105	86
Net revenues	1,026	971	4,021	3,864

Expenses
Operating	453	430	1,824	1,744
Cost of vacation ownership interests	216	10	273	92
Marketing	147	134	585	550
General and administrative	139	124	498	475
Consumer financing interest	34	35	135	136
Depreciation and amortization	32	29	124	115
Restructuring	19	2	19	16
Asset impairments, net	8	1	10	3
Total expenses	1,048	765	3,468	3,131
Operating income	(22)	206	553	733
Interest expense	57	59	232	249
Interest (income)	(2)	(2)	(9)	(14)
Other (income), net	(4)	(9)	(7)	(15)
Income before income taxes	(73)	158	337	513
Provision/(benefit) for income taxes	(12)	40	107	135
Income from continuing operations	(61)	118	230	378
Gain on disposal of discontinued business, net of income taxes	—	1	—	33
Net income attributable to TNL shareholders	$(61)	$119	$230	$411

Basic earnings per share
Continuing operations	$(0.95)	$1.73	$3.51	$5.39
Discontinued operations	—	0.02	—	0.48
	$(0.95)	$1.75	$3.51	$5.87

Diluted earnings per share
Continuing operations	$(0.95)	$1.70	$3.44	$5.35
Discontinued operations	—	0.02	—	0.47
	$(0.95)	$1.72	$3.44	$5.82

Weighted average shares outstanding
Basic	64.1	68.1	65.6	70.1
Diluted	64.1	69.2	66.9	70.7

Table 2
Travel + Leisure Co.
Consolidated Balance Sheets
(in millions, except share data)

	December 31, 2025	December 31, 2024
Assets
Cash and cash equivalents	$253	$167
Restricted cash (VIE - $87 as of 2025 and $92 as of 2024)	173	162
Trade receivables, net	165	155
Vacation ownership contract receivables, net (VIE - $2,281 as of 2025 and $2,293 as of 2024)	2,638	2,619
Inventory	1,128	1,227
Prepaid expenses	214	214
Property and equipment, net	531	591
Goodwill	972	966
Other intangibles, net	201	209
Other assets	485	425
Total assets	$6,760	$6,735
Liabilities and (deficit)
Accounts payable	$62	$67
Accrued expenses and other liabilities	910	778
Deferred income	468	457
Non-recourse vacation ownership debt (VIE)	2,124	2,123
Debt	3,474	3,468
Deferred income taxes	704	722
Total liabilities	7,742	7,615
Stockholders' (deficit):
Preferred stock, $0.01 par value, authorized 6,000,000 shares, none issued and outstanding	—	—
Common stock, $0.01 par value, 600,000,000 shares authorized, 225,937,948 issued as of 2025 and 224,599,556 as of 2024	3	2
Treasury stock, at cost – 162,880,360 shares as of 2025 and 157,476,502 shares as of 2024	(7,735)	(7,433)
Additional paid-in capital	4,405	4,328
Retained earnings	2,412	2,334
Accumulated other comprehensive loss	(66)	(112)
Total stockholders’ (deficit)	(981)	(881)
Noncontrolling interest	(1)	1
Total (deficit)	(982)	(880)
Total liabilities and (deficit)	$6,760	$6,735

Table 3
Travel + Leisure Co.
Consolidated Statements of Cash Flows
(in millions)

	December 31, 2025	December 31, 2024
Operating Activities
Net income	$230	$411
Gain on disposal of discontinued business, net of income taxes	—	(33)
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	484	432
Inventory write-downs and impairments	216	—
Depreciation and amortization	124	115
Stock-based compensation	57	41
Non-cash interest	24	25
Non-cash lease expense	13	12
Asset impairments, net	10	3
Deferred income taxes	(21)	26
Other, net	(8)	(1)
Net change in assets and liabilities, excluding impact of acquisitions and dispositions:
Trade receivables	3	35
Vacation ownership contract receivables	(503)	(549)
Inventory	(68)	(16)
Prepaid expenses	2	14
Other assets	(24)	(42)
Accounts payable, accrued expenses, and other liabilities	96	(19)
Deferred income	5	10
Net cash provided by operating activities	640	464
Investing Activities
Property and equipment additions	(117)	(81)
Proceeds from sale of investments	21	—
Purchases of investments	(19)	—
Acquisitions, net of cash acquired	(1)	(44)
Proceeds from sale of assets	10	1
Other, net	(1)	(1)
Net cash used in investing activities - continuing operations	(107)	(125)
Net cash provided by investing activities - discontinued operations	—	1
Net cash used in investing activities	(107)	(124)
Financing Activities
Proceeds from non-recourse vacation ownership debt	1,707	1,805
Principal payments on non-recourse vacation ownership debt	(1,715)	(1,743)
Proceeds from debt, notes issued, and term loans	2,673	1,910
Principal payments on debt, notes, and term loans	(2,676)	(2,031)
Repurchase of common stock	(301)	(234)
Dividends to shareholders	(149)	(142)
Debt issuance/modification costs	(27)	(20)
Net share settlement of incentive equity awards	(14)	(9)
Payment of deferred acquisition consideration	—	(9)
Proceeds from vacation ownership inventory arrangement	25	—
Proceeds from issuance of common stock	34	15
Net cash used in financing activities	(443)	(458)
Effect of changes in exchange rates on cash, cash equivalents and restricted cash	7	(11)
Net change in cash, cash equivalents and restricted cash	97	(129)
Cash, cash equivalents and restricted cash, beginning of period	329	458
Cash, cash equivalents and restricted cash, end of period	426	329
Less: Restricted cash	173	162
Cash and cash equivalents	$253	$167

Table 4

Travel + Leisure Co.
Summary Data Sheet
(in millions, except per share amounts, unless otherwise indicated)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2025	2024	Change	2025	2024	Change
Consolidated Results

Net income attributable to TNL shareholders	$(61)	$119	(151)%	$230	$411	(44)%
Diluted earnings per share	$(0.95)	$1.72	(155)%	$3.44	$5.82	(41)%
Income from continuing operations	$(61)	$118	(152)%	$230	$378	(39)%
Diluted earnings per share from continuing operations	$(0.95)	$1.70	(156)%	$3.44	$5.35	(36)%

Net income margin	(5.9)%	12.3%		5.7%	10.6%

Adjusted Earnings
Adjusted EBITDA	$272	$252	8%	$990	$929	7%
Adjusted net income	$120	$119	1%	$424	$406	4%
Adjusted diluted earnings per share	$1.83	$1.72	6%	$6.34	$5.75	10%

Segment Results

Net Revenues
Vacation Ownership	$875	$813	8%	$3,361	$3,171	6%
Travel and Membership	148	157	(6)%	662	695	(5)%
Corporate and other	3	1		(2)	(2)
Total	$1,026	$971	6%	$4,021	$3,864	4%

Adjusted EBITDA
Vacation Ownership	$252	$222	14%	$861	$764	13%
Travel and Membership	47	52	(10)%	228	251	(9)%
Segment Adjusted EBITDA	299	274		1,089	1,015
Corporate and other	(27)	(22)		(99)	(86)
Total Adjusted EBITDA	$272	$252	8%	$990	$929	7%

Adjusted EBITDA Margin	26.5%	26.0%		24.6%	24.0%
Note: Amounts may not calculate due to rounding. See "Presentation of Financial Information" and Table 8 for Non-GAAP definitions. For a full reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, refer to Table 5.

Table 4
(continued)
Travel + Leisure Co.
Summary Data Sheet
(in millions, unless otherwise indicated)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2025	2024	Change	2025	2024	Change
Vacation Ownership

Net VOI Sales	$495	$456	9%	$1,847	$1,721	7%
Loan loss provision	119	117	2%	484	432	12%
Gross VOI sales, net of Fee-for-Service sales	614	573	7%	2,331	2,153	8%
Fee-for-Service sales	24	18	33%	155	140	11%
Gross VOI sales	$638	$591	8%	$2,486	$2,293	8%

Tours (in thousands)	184	175	5%	734	716	3%
VPG (in dollars)	3,359	3,284	2%	3,284	3,094	6%

Tour generated VOI sales	618	573	8%	2,410	2,216	9%
Telesales and other	20	18	11%	76	77	(1)%
Gross VOI sales	638	591	8%	2,486	2,293	8%

Net VOI sales	495	456	9%	1,847	1,721	7%
Property management revenue	222	209	6%	879	845	4%
Consumer financing	116	115	1%	454	450	1%
Other (a)	42	33	27%	181	155	17%
Total Vacation Ownership revenue	875	813	8%	3,361	3,171	6%

Travel and Membership

Avg. number of exchange members (in thousands)	3,299	3,377	(2)%	3,328	3,427	(3)%

Transactions (in thousands)	167	182	(8)%	810	889	(9)%
Revenue per transaction (in dollars)	367	376	(2)%	360	360	—%
Exchange transaction revenue	61	68	(10)%	291	321	(9)%

Transactions (in thousands)	182	157	16%	765	673	14%
Revenue per transaction (in dollars)	202	235	(14)%	225	247	(9)%
Travel Club transaction revenue	37	37	—%	172	166	4%

Transactions (in thousands)	349	339	3%	1,575	1,562	1%
Revenue per transaction (in dollars)	281	311	(9)%	294	312	(6)%
Travel and Membership transaction revenue	98	105	(7)%	463	487	(5)%

Transaction revenue	98	105	(7)%	463	487	(5)%
Subscription revenue	43	44	(2)%	172	179	(4)%
Other (b)	7	8	(13)%	27	29	(7)%
Total Travel and Membership revenue	148	157	(6)%	662	695	(5)%
Note:    Amounts may not compute due to rounding.
(a)    Includes fee-for-service commission revenues and other ancillary revenues.
(b)    Primarily related to cancellation fees, commissions and other ancillary revenue.

Table 5
Travel + Leisure Co.
Non-GAAP Measure: Reconciliation of Net Income to
Adjusted Net Income to Adjusted EBITDA
(in millions, except diluted per share amounts

	Three Months Ended December 31,
	2025	EPS	Margin %	2024	EPS	Margin %
Net (loss)/income attributable to TNL shareholders	$(61)	$(0.95)	(5.9)%	$119	$1.72	12.3%
Gain on disposal of discontinued business, net of income taxes	—			(1)
(Loss)/income from continuing operations	$(61)	$(0.95)	(5.9)%	$118	$1.70	12.2%
Inventory write-downs and asset impairments, net (a)	219			1
Restructuring	19			2
Other (b)	1			—
Amortization of acquired intangibles (c)	3			3
Acquisition and divestiture related costs	1			—
Debt modification (d)	—			2
Integration costs	—			1
Legacy items	—			(1)
Fair value change in contingent consideration	—			(7)
Taxes (e)	(61)			—
Adjusted net income	$120	$1.83	11.7%	$119	1.72	12.3%
Income taxes on adjusted net income	49			40
Interest expense	57			59
Depreciation	29			27
Stock-based compensation expense (f)	19			12
Debt modification (d)	—			(2)
Interest (income)	(2)			(2)
Adjusted EBITDA	$272		26.5%	$252		26.0%

Diluted Shares Outstanding	65.6			69.2

Table 5
(continued)

	Twelve Months Ended December 31,
	2025	EPS	Margin %	2024	EPS	Margin %
Net income attributable to TNL shareholders	$230	$3.44	5.7%	$411	$5.82	10.6%
Gain on disposal of discontinued business, net of income taxes	—			(33)
Income from continuing operations	$230	$3.44	5.7%	$378	$5.35	9.8%
Inventory write-downs and asset impairments, net (a)	226			3
Restructuring	19			16
Amortization of acquired intangibles (c)	10			10
Other (b)	3			—
Acquisition and divestiture related costs	1			2
Debt modification (d)	1			2
Legacy items	—			11
Integration costs	—			1
Fair value change in contingent consideration	—			(7)
Taxes (e)	(66)			(10)
Adjusted net income	$424	$6.34	10.5%	$406	5.75	10.5%
Income taxes on adjusted net income	173			145
Interest expense	232			249
Depreciation	114			105
Stock-based compensation expense (f)	57			40
Debt modification (d)	(1)			(2)
Interest (income)	(9)			(14)
Adjusted EBITDA	$990		24.6%	$929		24.0%

Diluted Shares Outstanding	66.9			70.7

Amounts may not calculate due to rounding. The tables above reconcile certain non-GAAP financial measures to their closest GAAP measure. The presentation of these adjustments is intended to permit the comparison of particular adjustments as they appear in the income statement in order to assist investors' understanding of the overall impact of such adjustments. In addition to GAAP financial measures, the Company provides Adjusted net income, Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted diluted EPS to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods, by adjusting for certain items which in our view do not necessarily reflect ongoing performance. We also internally use these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. These supplemental disclosures are in addition to GAAP reported measures. Non-GAAP measures should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP. Our presentation of adjusted measures may not be comparable to similarly-titled measures used by other companies. See "Presentation of Financial Information" and table 8 for the definitions of these non-GAAP measures.

(a)    Includes $210 million and $216 million of inventory impairments and inventory write-downs during the three and twelve months ended December 31, 2025, included within Cost of vacation ownership interests on the Consolidated Statements of Income.
(b)    Represents adjustments for other items that meet the conditions of unusual and/or infrequent.
(c)     Amortization of acquisition-related intangible assets is excluded from Adjusted net income and Adjusted EBITDA.
(d)    Debt modifications are excluded from Adjusted net income, while included for Adjusted EBITDA.
(e)    Represents the tax effects on the adjustments. We determine the tax effects of the non-GAAP adjustments based on the nature of the underlying adjustment and the relevant tax jurisdictions. The tax effect of the non-GAAP adjustments was calculated based on an evaluation of the statutory tax treatment and the applicable statutory tax rate in the relevant jurisdictions.
(f)    All stock-based compensation is excluded from Adjusted EBITDA.

Table 6

Travel + Leisure Co.
Non-GAAP Measure: Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow
(in millions)

	Twelve Months Ended December 31,
	2025	2024

Net cash provided by operating activities	$640	$464
Property and equipment additions	(117)	(81)
Sum of proceeds and principal payments of non-recourse vacation ownership debt	(8)	62
Free cash flow	$515	$445
Transaction costs for acquisitions and divestitures	1	1
Adjusted free cash flow (a)	$516	$446

Net income attributable to TNL shareholders	$230	$411
Adjusted EBITDA (b)	$990	$929

Net income cash flow conversion (c)	278%	113%
Adjusted free cash flow conversion	52%	48%

(a)     The Company had $107 million of net cash used in investing and $443 million of net cash used in financing activities for the year ended December 31, 2025, and $124 million of net cash used in investing activities and $458 million of net cash used in financing activities for the year ended December 31, 2024.
(b)    See table 5 for a reconciliation of Net income to Adjusted EBITDA.
(c)    Represents Net cash provided by operating activities as a percentage of Net Income.

Table 7
Travel + Leisure Co.
Non-GAAP Measure: Reconciliation of Adjusted ROIC
(in millions)

	December 31, 2025	December 31, 2024

Average Corporate Debt	$3,471	$3,522
Less: Average Cash and Cash Equivalents	(210)	(225)
Average Net Debt	$3,261	$3,297
Plus: Average Total Stockholder's (deficit) and Noncontrolling interest	(931)	(899)
Average Invested Capital (a)	$2,330	$2,398

Net Income	$230	$411
Net Income ROIC	10%	17%

Adjusted EBITDA (b)	$990	$929
Depreciation and amortization	124	115
Adjusted EBIT	866	814
Taxes (c)	(251)	(215)
Adjusted Net Operating Profit After Taxes (NOPAT)	$615	$599

Adjusted ROIC	26%	25%

(a)    Averages included in this computation represent 2-year averages.
(b)     See Table 5 for a reconciliation of Net Income to Adjusted EBITDA.
(c)    Represents taxes on Adjusted EBIT.

Table 8

Definitions
Adjusted Diluted Earnings per Share: A non-GAAP measure, defined by the Company as Adjusted net income divided by the diluted weighted average number of common shares. Adjusted Diluted Earnings per Share is useful to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods.
Adjusted EBIT: A non-GAAP measure, defined by the Company as net income from continuing operations before interest expense (excluding consumer financing interest), early extinguishment of debt, interest income (excluding consumer financing revenues) and income taxes, each of which is presented on the Consolidated Statements of Income. Adjusted EBIT also excludes stock-based compensation costs, separation and restructuring costs, legacy items, transaction and integration costs associated with mergers, acquisitions, and divestitures, asset impairments/recoveries and inventory write-downs, gains and losses on sale/disposition of business, and items that meet the conditions of unusual and/or infrequent. Legacy items include the resolution of and adjustments to certain contingent assets and liabilities related to acquisitions of continuing businesses and dispositions, including the separation of Wyndham Hotels & Resorts, Inc. and Avis Budget Group, Inc. (ABG), and the sale of the vacation rentals businesses. Integration costs represent certain non-recurring costs directly incurred to integrate mergers and/or acquisitions into the existing business. We believe that when considered with GAAP measures, Adjusted EBIT is useful to assist our investors because it reflects the Company’s operating performance before the impact of financing decisions and income taxes, while including depreciation and amortization to reflect the capital‑intensive nature of our business. Adjusted EBIT also provides a consistent basis for evaluating period‑to‑period operating performance. Adjusted EBIT should not be considered in isolation or as a substitute for net income/(loss) or other income statement data prepared in accordance with GAAP and our presentation of Adjusted EBIT may not be comparable to similarly-titled measures used by other companies.
Adjusted EBITDA: A non-GAAP measure, defined by the Company as net income from continuing operations before depreciation and amortization, interest expense (excluding consumer financing interest), early extinguishment of debt, interest income (excluding consumer financing revenues) and income taxes, each of which is presented on the Consolidated Statements of Income. Adjusted EBITDA also excludes stock-based compensation costs, separation and restructuring costs, legacy items, transaction and integration costs associated with mergers, acquisitions, and divestitures, asset impairments/recoveries and inventory write-downs associated with the Company’s resort optimization initiative, gains and losses on sale/disposition of business, and items that meet the conditions of unusual and/or infrequent. Legacy items include the resolution of and adjustments to certain contingent assets and liabilities related to acquisitions of continuing businesses and dispositions, including the separation of Wyndham Hotels & Resorts, Inc. and Avis Budget Group, Inc. (ABG), and the sale of the vacation rentals businesses. Integration costs represent certain non-recurring costs directly incurred to integrate mergers and/or acquisitions into the existing business. We believe that when considered with GAAP measures, Adjusted EBITDA is useful to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods. We also internally use this measure to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. Adjusted EBITDA should not be considered in isolation or as a substitute for net income/(loss) or other income statement data prepared in accordance with GAAP and our presentation of Adjusted EBITDA may not be comparable to similarly-titled measures used by other companies.
Adjusted EBITDA Margin: A non-GAAP measure, represents Adjusted EBITDA as a percentage of revenue. Adjusted EBITDA Margin is useful to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods.
Adjusted Free Cash Flow: A non-GAAP measure, defined by the Company as net cash provided by operating activities from continuing operations less property and equipment additions (capital expenditures) plus the sum of proceeds and principal payments of non-recourse vacation ownership debt, while also adding back cash paid for transaction costs for acquisitions and divestitures, separation adjustments associated with the spin-off of Wyndham Hotels, and certain adjustments related to COVID-19. TNL believes adjusted FCF to be a useful operating performance measure to evaluate the ability of its operations to generate cash for uses other than capital expenditures and, after debt service and other obligations, its ability to grow its business through acquisitions and equity investments, as well as its ability to return cash to shareholders through dividends and share repurchases. A limitation of using Adjusted free cash flow versus the GAAP measure of net cash provided by operating activities as a means for evaluating TNL is that Adjusted free cash flow does not represent the total cash movement for the period as detailed in the consolidated statement of cash flows.
Adjusted Free Cash Flow Conversion: A non-GAAP measure, defined by the Company as Adjusted free cash flow as a percentage of Adjusted EBITDA. We use this non-GAAP performance measure to assist in evaluating our operating performance and the quality of our earnings as represented by adjusted EBITDA, and to evaluate the performance of our current and prospective operating and strategic initiatives in generating cash flows from our earnings performance. This measure also assists investors in evaluating our operating performance, management of our assets, and ability to generate cash flows from our earnings, as well as facilitating period-to-period comparisons.
Adjusted Net Income: A non-GAAP measure, defined by the Company as net income from continuing operations adjusted to exclude separation and restructuring costs, legacy items, transaction and integration costs associated with mergers, acquisitions, and divestitures, amortization of acquisition-related assets, debt modification costs, impairments and inventory write-downs, gains and losses on sale/disposition of business, and items that meet the conditions of unusual and/or infrequent and the tax effect of such adjustments. Legacy items include the resolution of and adjustments to certain contingent assets and liabilities related to acquisitions of continuing businesses and dispositions, including the separation of Wyndham Hotels and ABG, and the sale of the vacation rentals businesses. We believe Adjusted Net Income is useful to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods.
Adjusted Net Operating Profit After Taxes (NOPAT): A non-GAAP measure, defined by the Company as Adjusted EBIT less associated taxes. We believe Adjusted NOPAT is useful to investors because it represents the Company’s after‑tax operating performance independent of financing decisions and provides a consistent basis for evaluating the profitability of the Company’s core operations.
Adjusted Pre-Tax Income: A non-GAAP measure, defined by the Company as net income from continuing operations adjusted to exclude separation and restructuring costs, legacy items, transaction and integration costs associated with mergers, acquisitions, and

Table 8
(continued)
divestitures, amortization of acquisition-related assets, debt modification costs, impairments and inventory write-downs, gains and losses on sale/disposition of business, and items that meet the conditions of unusual and/or infrequent and taxes. Legacy items include the resolution of and adjustments to certain contingent assets and liabilities related to acquisitions of continuing businesses and dispositions, including the separation of Wyndham Hotels and ABG, and the sale of the vacation rentals businesses. Adjusted Pre-Tax Income is useful to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods, without the impacts of fluctuations in tax rates.
Adjusted Return on Invested Capital (ROIC): A non-GAAP measure, defined by the Company as Adjusted NOPAT divided by average invested capital. We believe Adjusted ROIC is useful to our investors because it measures the efficiency with which we generate profits from our capital investments.
Average invested capital: Average invested capital is a two-year average of net debt, stockholders’ equity/(deficit) and noncontrolling interest for the applicable period.
Average Number of Exchange Members: Represents the average number of paid members in our vacation exchange programs who are considered to be in good standing, during a given reporting period.
Free Cash Flow (FCF): A non-GAAP measure, defined by TNL as net cash provided by operating activities from continuing operations less property and equipment additions (capital expenditures) plus the sum of proceeds and principal payments of non-recourse vacation ownership debt. TNL believes FCF to be a useful operating performance measure to evaluate the ability of its operations to generate cash for uses other than capital expenditures and, after debt service and other obligations, its ability to grow its business through acquisitions and equity investments, as well as its ability to return cash to shareholders through dividends and share repurchases. A limitation of using FCF versus the GAAP measure of net cash provided by operating activities as a means for evaluating TNL is that FCF does not represent the total cash movement for the period as detailed in the consolidated statement of cash flows.
Gross Vacation Ownership Interest Sales: A non-GAAP measure, represents sales of vacation ownership interests (VOIs), including sales under the Fee-for-Service program before the effect of loan loss provisions. We believe that Gross VOI sales provide an enhanced understanding of the performance of our vacation ownership business because it directly measures the sales volume of this business during a given reporting period.
Leverage Ratio: The Company calculates leverage ratio as net debt divided by Adjusted EBITDA as defined in the credit agreement.
Net Debt: Net debt equals total debt outstanding, less non-recourse vacation ownership debt and cash and cash equivalents.
Net Income Return on Invested Capital (ROIC): Defined by the Company as net income divided by average invested capital.
Tours: Represents the number of tours taken by guests in our efforts to sell VOIs.
Travel and Membership Revenue per Transaction: Represents transaction revenue divided by transactions, provided in two categories; Exchange, which is primarily RCI, and Travel Club.
Travel and Membership Transactions: Represents the number of exchanges and travel bookings recognized as revenue during the period, net of cancellations. This measure is provided in two categories; Exchange, which is primarily RCI, and Travel Club.
Volume Per Guest (VPG): Represents Gross VOI sales (excluding telesales and virtual sales) divided by the number of tours. The Company has excluded non-tour sales in the calculation of VPG because non-tour sales are generated by a different marketing channel. We believe that VPG provides an enhanced understanding of the performance of our Vacation Ownership business because it directly measures the efficiency of its tour selling efforts during a given reporting period.